SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2023

J.B. HUNT TRANSPORT SERVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(State or other Jurisdiction of Incorporation or Organization	Commission File Number	(IRS Employer Identification No.)

615 J.B. Hunt Corporate Drive Lowell, Arkansas	72745	(479) 820-0000
(Address of Principal Executive Offices)	(Zip Code)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JBHT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.         SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Our Annual Meeting of Stockholders was held on April 27, 2023. Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934. The following four matters were included in our proxy dated March 16, 2023 and were voted upon at the annual meeting. Final vote tabulations are indicated below:

1.         To elect Directors for a term of one (1) year:

	For	Against	Abstain	Non Votes

Francesca M. Edwardson	88,672,955	3,289,257	82,537	4,300,522
Wayne Garrison	86,538,128	5,471,545	35,076	4,300,522
Sharilyn S. Gasaway	87,563,337	4,405,605	75,806	4,300,522
Thad (John B. III) Hill	86,753,958	5,109,792	180,999	4,300,522
Bryan Hunt	83,199,644	8,756,384	88,720	4,300,522
Persio Lisboa	91,033,594	886,883	124,272	4,300,522
John N. Roberts, III	89,900,670	2,108,624	35,455	4,300,522
James L. Robo	81,251,029	10,753,442	40,278	4,300,522
Kirk Thompson	86,310,207	5,667,110	67,432	4,300,522

2.         To consider and approve an advisory resolution regarding the Company’s compensation of its named executive officers:

For	89,564,024
Against	2,410,296
Abstain	70,429
Non Votes	4,300,522

3.         Consider and vote on an advisory basis, the frequency of a stockholder advisory vote on the Company’s compensation of its named executive officers:

1 Year	90,315,467
2 Years	27,493
3 Years	1,638,731
Abstain	63,058
Non Votes	4,300,522

4.         To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2023 calendar year:

For	95,976,483
Against	30,591
Abstain	338,196
Non Votes	-

No additional business or other matters came before the meeting or any adjournment thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the 28th day of April 2023.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ John N. Roberts, III
John N. Roberts, III
Chief Executive Officer (Principal Executive Officer)

BY:	/s/ John Kuhlow
John Kuhlow Chief Financial Officer, Executive Vice President (Principal Financial Officer)